Exhibit 4.3

AGREEMENT

          This Agreement (the “Agreement”) is dated as of December 31, 2007, by and between Optibase Ltd., an Israeli company (the “Company”), and the funds identified in Schedule 1 attached hereto (the “Funds”).

          WHEREAS, the Funds collectively hold and desire to sell an aggregate of 629,591 ordinary shares NIS 1.40 par value each of Scopus Video Networks Ltd. (the “Scopus Shares”);

          WHEREAS, the Funds desire to sell and transfer the Scopus Shares to the Company;

          WHEREAS, the Company desires to acquire the Scopus Shares from the Funds; and

          WHEREAS, the Company desires to pay an aggregate of US$ 3,903,464 to the Funds in consideration for the Company’s acquisition of the Scopus Shares.

          NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Funds agree as follows:

ARTICLE 1.
CLOSING

          1.1.           Closing. Subject to the terms and conditions set forth in this Agreement, at the closing of the transactions (“Closing”), (i) each of the Funds shall sell and transfer to the Company and the Company shall acquire from each of the Funds the number of Scopus Shares set forth opposite such Fund’s name in Schedule 1; and (ii) the Company shall pay to each of the Funds the cash consideration set forth opposite such Fund’s name in Schedule 1. The Closing shall take place at the offices of Gross, Kleinhendler, Hodak, Berkman & Co., One Azrieli Center, Tel Aviv, 67021 on the date hereof or at such other time as the parties may agree.

          1.2.          Closing Deliveries. At the Closing, the following events and transactions shall occur, which events and transactions shall be deemed to take place simultaneously and no event or transaction shall be deemed to have been completed or any document delivered until all such events and transactions have been completed and all required documents delivered: (i) the Company shall wire transfer to each of the Funds the cash consideration set forth opposite such Fund’s name in Schedule 1 via bank accounts provided to it in advance; and (ii) each of the Funds shall wire via a broker account of the Company provided to it in advance such number of Scopus Shares set forth opposite to such Fund’s name in Schedule 1.

ARTICLE 2.
REPRESENTATIONS AND WARRANTIES

          2.1.          Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to each of the Funds:

                          (a)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of the Company and no further action is required by the Company in connection therewith. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                          (b)          No Consents. No approval, consent, waiver of any governmental authority or any other third party is necessary for the execution of this Agreement and the consummation by the Company of the transaction contemplated hereby.

                          (c)          Sufficiency of Representations and Warranties. Except for the representations and warranties expressly included in Section 2.2 below, the Company is purchasing the Scopus Shares AS IS, without reliance on any other representations and/or warranties made by the Funds or anyone on their behalf.

                          (d)          Sophistication of the Company; Financial Resources. The Company has the requisite knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment, and of investing, in Scopus Video Networks Ltd. (“Scopus”) as contemplated by this Agreement. The Company at the execution of this Agreement has sufficient financial resources to consummate this Agreement and the transaction contemplated hereby.

                          (e)          Finders’ Fees. The Company has not employed or made any agreement with any broker, finder or similar agent or any person or firm, which will result in the obligation of the Funds to pay any finder’s fee, brokerage fees or commission or similar payment in connection with the transactions hereunder.

                          (f)          Current Holdings in Scopus. The Company currently holds 3,725,223 Ordinary Shares.

                          (g)          No Conflicts. The execution and delivery of this Agreement, the transfer of the Scopus Shares to the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the memorandum or articles of association of the Company, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement or other understanding to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Company is subject (including securities laws and regulations).

          2.2.          Representations and Warranties of the Funds. Each of the Funds hereby represents and warrants to the Company as follows:

                          (a)          Authorization; Enforcement. Such Fund has the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by such Fund and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary actions on the part of such Fund and no further action is required by such Fund in connection therewith. This Agreement has been duly executed and delivered by such Fund and constitutes the valid and binding obligation of such Fund enforceable against such Fund in accordance with its terms.

                          (b)          Current Holdings in Scopus. Each of the Funds currently holds an aggregate of Ordinary Shares as set forth opposite such Fund’s name in Schedule 1 under the caption “No. of Shares Held Prior to Sale”.

                          (c)          Ownership of the Scopus Shares. Each of the Funds is, and at the Closing shall be, the sole record and beneficial owner of the Scopus Shares held by it, free and clear of any claim, lien, security interest, right of first refusal, preemptive right, right of participation, any similar right to participate in the transactions contemplated by this Agreement or with regard to the Scopus Shares held by it or any other encumbrance or restriction whatsoever (collectively, “Liens”). At the Closing, each of the Funds shall transfer and deliver to the Company the Scopus Shares held and owned by it, free and clear of any and all Liens.

                          (d)          No Conflicts. The execution and delivery of this Agreement, the transfer of the Scopus Shares to the Company and the consummation by each of the Funds of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the memorandum or articles of association, bylaws or other organizational or charter documents of such Fund, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement or other understanding to which such Fund is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which such Fund is subject (including securities laws and regulations). No legal or administrative suit, action, arbitration or other proceeding or governmental investigation is pending, or to such Fund’s knowledge is threatened against such Fund, that would encumber or affect the title or interest of the Company in or to the Scopus Shares or that would prevent or affect the consummation of the transactions contemplates by this Agreement or the ownership by the Company of the Scopus Shares.

                          (e)          No Consents. No approval, consent, waiver of any governmental authority or any other third party is necessary for the execution of this Agreement and the consummation by such Fund of the transaction contemplated hereby.

                          (f)          U.S. Securities Laws. As of the date of the Closing, such Fund is not subject to any resale restrictions under the U.S. Securities Act of 1933, as amended with respect to the Scopus Shares hereby sold by it.

ARTICLE 3.
CONDITIONS PRECEDENT TO CLOSING

          3.1.          Conditions Precedent to the Obligations of Funds. The obligations of the Funds to transfer the Scopus Shares at the Closing are subject to the satisfaction or waiver by the Funds of each of the following conditions:

                          (a)          Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

                          (b)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement; and

                          (c)          Termination. This Agreement shall not have been terminated in accordance with Article 4.

          3.2.          Conditions Precedent to the Obligations of the Company. The obligations of the Company to acquire the Scopus Shares and transfer the consideration at the Closing are subject to the satisfaction or waiver by the Company of each of the following conditions:

                          (a)          Representations and Warranties. The representations and warranties of the Funds contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

                          (b)          No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement;

                          (c)          Termination. This Agreement shall not have been terminated in accordance with Article 4.

ARTICLE 4.

TERMINATION

This Agreement may be terminated prior to Closing:

                          (a)          by written agreement of all parties hereto; or

                          (b)          by the Company or each of the Funds upon written notice to the other, if the Closing shall not have taken place by 17:00, Israel local time on January 31, 2008; provided, that the right to terminate this Agreement under this sub-section (b) shall not be available to a party whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

ARTICLE 5.
MISCELLANEOUS

          5.1.          Fees and Expenses. Each party shall pay the fees and expenses that it incurs incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

          5.2.          Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

          5.3.          Amendments; Waivers  No provision of this Agreement may be waived or amended except in a written instrument signed by all parties. No waiver of any default with respect to this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

          5.4.          Successors and Assigns; Counterparts. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. None of the Funds may assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement.

          5.5.          Governing Law. This Agreement, its performance and interpretation shall be governed by the substantive law of the State of Israel, exclusive of its choice of law rules. The competent courts and tribunals situated in Tel Aviv, Israel shall have sole and exclusive jurisdiction in any dispute or controversy arising out of or relating to this Agreement.

          5.6.          No Third Party Beneficiaries. This Agreement is made solely for the benefit of the parties, and no third party shall have any right hereunder or be deemed a beneficiary hereof.

          5.7.          Press Releases. The Funds undertake not to issue any press release or other publication in respect thereof, without the prior consent of the Company, which consent shall not be unreasonably withheld.

          5.8.          Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Scopus Shares.

          5.9.          Notices. All notices, demands and other communications to be given and delivered under and by reason of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient and sent to the recipient by a reputable express courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or sent by telecopier. Such notices, demands and other communications shall be sent to the Company at 2 Gav Yam Center Herzliya 46120, Israel (telecopier number +972 (3) - 7624717, Attention: Amir Philips, and to each of the Funds at the address (or telecopier number) set forth opposite to such Fund’s name in Schedule 1 attached hereto or at such other address (or telecopier number) or to the attention of such other person as a recipient party may have specified by prior written notice to the sending party.

[remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OPTIBASE LTD.

/s/ Tom Wyler

Name:	Tom Wyler
Title:	Chief Executive Officer

/s/ Amir Philips

Name:	Amir Philips
Title:	Chief Financial Officer

PITANGO VENTURE CAPITAL FUND III (ISRAELI INVESTORS) LP

/s/ Isaac Hillel

Name:	Isaac Hillel
Title:	Managing General Partner

/s/ Aaron Mankovski

Name:	Aaron Mankovski
Title:	Managing General Partner

PITANGO VENTURE CAPITAL FUND III (ISRAELI SUB) LP

/s/ Isaac Hillel

Name:	Isaac Hillel
Title:	Managing General Partner

/s/ Aaron Mankovski

Name:	Aaron Mankovski
Title:	Managing General Partner

PITANGO VENTURE CAPITAL FUND III (ISRAELI SUB) NON-Q LP

/s/ Isaac Hillel

Name:	Isaac Hillel
Title:	Managing General Partner

/s/ Aaron Mankovski

Name:	Aaron Mankovski
Title:	Managing General Partner

PITANGO PARALLEL INVESTOR FUND III (ISRAEL), LP

/s/ Isaac Hillel

Name:	Isaac Hillel
Title:	Managing General Partner

/s/ Aaron Mankovski

Name:	Aaron Mankovski
Title:	Managing General Partner

PITANGO PRINCIPALS FUND III (ISRAEL) LP

/s/ Isaac Hillel

Name:	Isaac Hillel
Title:	Managing General Partner

/s/ Aaron Mankovski

Name:	Aaron Mankovski
Title:	Managing General Partner

PITANGO VENTURE CAPITAL FUND III TRUSTS 2000 LTD.

/s/ Isaac Hillel

Name:	Isaac Hillel
Title:	Managing General Partner

/s/ Aaron Mankovski

Name:	Aaron Mankovski
Title:	Managing General Partner

Schedule I

Fund	Address	No. of Shares Held by the Fund Prior to Sale	No. of Shares to be Sold to Optibase	Consideration to be Paid by Optibase at Closing to the Fund

Pitango Venture Capital Fund III (Israeli Investors) LP	11 Hamenofim St., Bldg. B Herzliya 46725, Israel Attention: Daphna Cohen-Gersht	242,642	103,642	$642,580

Pitango Venture Capital Fund III (Israeli Sub) LP		890,110	380,205	$2,357,271

Pitango Venture Capital Fund III (Israeli Sub) Non-Q LP		82,286	35,148	$217,918

Pitango Parallel Investor Fund III (Israel), LP		164,771	70,381	$436,362

Pitango Principals Fund III (Israel) LP		31,383	13,405	$83,111

Pitango Venture Capital Fund III Trusts 2000 Ltd.		62,765	26,810	$166,222
		Total: 1,473,957	Total: 629,591	Total: $ 3,903,464